SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                              ---------------------

                        Date of report: November 30, 2000
                        (Date of earliest event reported)



                            FRONT PORCH DIGITAL INC.
             (Exact name of Registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)



                333-16031                           86-0793960
           (Commission File No.)                  (I.R.S. Employer
                                                 Identification No.)


                       1810 Chapel Avenue West, Suite 130
                          Cherry Hill, New Jersey 08002
               (Address of principal executive offices; zip code)

                                 (856) 663-3500
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former Address, if changed Since Last Report)



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ITEM 6.  RESIGNATION OF DIRECTORS AND APPOINTMENT OF NEW DIRECTORS

         Effective November 27, 2000, Jay Yogeshwar and Richard Mammone resigned as directors of Front Porch Digital Inc. (the "Company"). On November 30, 2000 the remaining directors of the Company, Jean Reiczyk and Donald Maggi, approved an increase in the number of directors of the Company from four to six and appointed the following individuals to the Company's Board of Directors: Tom Sweeney, Robert Kocol, Saeed Karim and Timothy Petry. Neither Mr. Yogeshwar nor Dr. Mammone had any disagreement with the Company on any matter relating to the Company's operations, policies or practices. The new directors have been appointed to serve until the next annual meeting of the stockholders of the Company and their respective successors have been elected and qualified. Biographical information with respect to the new directors of the Company is set forth in the Company's press release dated December 5, 2000, a copy of which is annexed as an exhibit to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  The Company hereby furnishes the following exhibits:

              99.1   Press Release dated December 5, 2000 issued by the Company.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    December 5, 2000

                                        FRONT PORCH DIGITAL INC.
                                           (Registrant)


                                        By:  /S/ TIMOTHY PETRY
                                             -----------------------------------
                                             Name:  Timothy Petry
                                             Title: Chief Financial Officer